UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 12, 2005

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

1401 Dove Street, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 12, 2005, Gretchen D. Verdugo, Executive Vice President and Chief Accounting Officer of Impac Mortgage Holdings, Inc. (the “Company”), was granted a restricted stock award (the “Award”) of 5,000 shares of common stock. There is no purchase price associated with the vesting of the shares underlying the Award. The shares vest one-third per year beginning on August 12, 2006 and vesting is based on continued employment. Unvested shares underlying the Award may not be sold, transferred, pledged or assigned. Upon termination of employment for any reason prior to the vesting dates, any unvested shares underlying the Award are forfeited. Ms. Verdugo is entitled to voting rights and dividends prior to the vesting of the shares underlying the Award.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	Form of Restricted Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: September 2, 2005

	By:	/s/ Richard J. Johnson
	Name:	Richard J. Johnson
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Form of Restricted Stock Agreement

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